Exhibit 99.2
PPL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 25, 2022, the PPL Corporation (PPL) through its subsidiary PPL Rhode Island Holdings acquired 100% of the outstanding shares of common stock of the Narragansett Electric Company (Narragansett Electric) from National Grid USA, a subsidiary of National Grid plc (the Acquisition). Narragansett Electric, whose service area covers substantially all of Rhode Island, is primarily engaged in the transmission and distribution of natural gas and electricity. The Acquisition expands PPL’s portfolio of regulated natural gas and electric transmission and distribution assets.

The consideration for the Acquisition consisted of approximately $3.8 billion in cash and approximately $1.5 billion of long-term debt assumed through the transaction. The fair value of the consideration paid for Narragansett Electric was as follows (in billions):

Aggregate enterprise consideration	$5.3
Less: fair value of assumed long-term debt outstanding	1.5
Total cash consideration	$3.8

The $3.8 billion total cash consideration paid was funded with cash on hand.

The unaudited Pro Forma Condensed Consolidated Statement of Income (Pro Forma Statement of Income) for the year ended December 31, 2021 has been derived from the historical Condensed Consolidated Statement of Income of PPL for the year ended December 31, 2021 and the historical Statement of Operations and Comprehensive Income of Narragansett Electric for the year ended March 31, 2022. The Pro Forma Statement of Income for the three months ended March 31, 2022 has been derived from the historical Condensed Consolidated Statement of Income of PPL for the three months ended March 31, 2022 and from the historical Statement of Operations and Comprehensive Income of Narragansett Electric for the year ended March 31, 2022. The Pro Forma Statements of Income have been adjusted to give effect to the Acquisition as if it occurred on January 1, 2021. Because PPL and Narragansett Electric have different fiscal years, the financial information of Narragansett Electric included in the Pro Forma Statement of Income for the three months ended March 31, 2022 is also included in the Pro Forma Statement of Income for the year ended December 31, 2022

The unaudited Pro Forma Condensed Consolidated Balance Sheet (Pro Forma Balance Sheet) has been derived from the historical March 31, 2022 Condensed Consolidated Balance Sheet of PPL and the historical March 31, 2022 Balance Sheet of Narragansett Electric, as adjusted to give effect to the Acquisition.
The unaudited Pro Forma Statements of Income and Pro Forma Balance Sheet should be read in conjunction with:

•The accompanying Notes to the Pro Forma Statements of Income and Pro Forma Balance Sheet.
•The financial statements and notes contained in PPL’s Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 18, 2022.
•The financial statements and notes contained in PPL’s Form 10-Q for the period ended March 31, 2022 filed with the SEC on May 5, 2022.
•The financial statements and notes contained in Narragansett Electric’s financial statements as of and for the year ended March 31, 2022 included in this filing as exhibit 99.1.

The transaction accounting adjustments consist of those necessary to account for the Acquisition. The Pro Forma Statements of Income and Pro Forma Balance Sheet do not necessarily reflect what PPL’s results of operations would have been had the Acquisition occurred on January 1, 2021. The Pro Forma Statements of Income and Pro Forma Balance Sheet may not be useful in predicting the future results of operations of PPL. PPL’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
PPL Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars, except share data)

	For the Year Ended December 31, 2021
	PPL As Reported		Narragansett Electric As Reported		Transaction Accounting Adjustments		PPL Pro Forma
Operating Revenues	$5,783		$1,621		$—		$7,404

Operating Expenses
Operation
Fuel	710		—		—		710
Energy purchases	752		533		—		1,285
Other operation and maintenance	1,608	(a)	567	(b)	18	(c)	2,193
Depreciation	1,082		143		—		1,225
Taxes, other than income	207		148		—		355
Total Operating Expenses	4,359		1,391		18		5,768

Operating Income	1,424		230		(18)		1,636

Other Income (Expense) - net	15		(11)		—		4

Interest Expense	918		64		—		982

Income from Continuing Operations Before Income Taxes	521		155		(18)		658

Income Taxes	503		26		(5)	(c)	524

Income from Continuing Operations After Taxes	$18		$129		$(13)		$134

Earnings Per Share of Common Stock:
Income from Continuing Operations Available to PPL Shareowners
Basic	$0.03						$0.18
Diluted	$0.03						$0.18

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	762,902						762,902
Diluted	764,819						764,819
The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income are an integral part of the financial statements

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
PPL Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars, except share data)

	For the Three Months Ended March 31, 2022
	PPL As Reported		Narragansett Electric As Reported		Transaction Accounting Adjustments		PPL Pro Forma
Operating Revenues	$1,782		$507		$—		$2,289

Operating Expenses
Operation
Fuel	212		—		—		212
Energy purchases	352		196		—		548
Other operation and maintenance	433	(d)	146	(b)	16	(e)	595
Depreciation	271		37		—		308
Taxes, other than income	60		38		—		98
Total Operating Expenses	1,328		417		16		1,761

Operating Income	454		90		(16)		528

Other Income (Expense) - net	—		(10)		—		(10)

Interest Expense	107		17		—		124

Income from Continuing Operations Before Income Taxes	347		63		(16)		394

Income Taxes	74		12		(5)	(e)	81

Income from Continuing Operations After Taxes	$273		$51		$(11)		$313

Earnings Per Share of Common Stock:
Income from Continuing Operations Available to PPL Shareowners
Basic	$0.37						$0.43
Diluted	$0.37						$0.43

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	735,503						735,503
Diluted	736,184						736,184
The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income are an integral part of the financial statements

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
PPL Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars, shares in thousands)

	As of March 31, 2022
	PPL Corporation	Narragansett Electric As Reported		Transaction Accounting Adjustments		Pro Forma
Assets

Current Assets
Cash and cash equivalents	$4,249	$8		$(3,766)	(f)	$491
Accounts receivable, net
Customer	625	256	(g)	—		881
Other	44	—		—		44
Unbilled revenues, net	279	57	(g)	(1)	(h)	335
Accounts receivable from affiliates	—	94		(94)	(f)(i)	—
Fuel, materials and supplies	280	50				330
Prepayments	135	—				135
Other current assets	101	162		(11)	(j)	252
Total Current Assets	5,713	627		(3,872)		2,468

Property, Plant and Equipment
Regulated utility plant, net	24,080	3,983		—		28,063
Non-regulated property, plant and equipment	278	—				278
Less: accumulated depreciation - non-regulated property, plant and equipment	41	—		—		41
Non-regulated property, plant and equipment, net	237	—		—		237
Construction work in progress	1,328	—				1,328
Property, Plant and Equipment, net	25,645	3,983		—		29,628

Other Noncurrent Assets
Regulatory assets	1,219	437		—		1,656
Goodwill	716	725		870	(k)	2,311
Other intangibles	340	—		—		340
Pension benefit asset	—	44		(4)	(l)	40
Other noncurrent assets	474	45		(22)	(m)(q)	497
Total Other Noncurrent Assets	2,749	1,251		844		4,844

Total Assets	$34,107	$5,861		$(3,028)		$36,940

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of the financial statements.

	As of March 31, 2022
	PPL Corporation	Narragansett Electric As Reported	Transaction Accounting Adjustments		Pro Forma
Liabilities and Equity

Current Liabilities
Short-term debt	$985	$14	$—		$999
Long-term debt due within one year	474	—	—		474
Accounts payable	686	175	31	(n)	892
Accounts payable to affiliates	—	69	(69)	(n)(o)	—
Taxes	92	43	(5)	(p)	130
Interest	138	16	—		154
Dividends	147	—	—		147
Regulatory liabilities	122	177	—		299
Other current liabilities	389	149	16	(p)	554
Total Current Liabilities	3,033	643	(27)		3,649

Long-term Debt	10,668	1,496	—		12,164

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	3,211	428	(464)	(q)	3,175
Investment tax credits	124	—	—		124
Accrued pension obligations	183	10	(1)	(r)	192
Asset retirement obligations	151	10	—		161
Regulatory liabilities	2,417	616	—		3,033
Other deferred credits and noncurrent liabilities	455	131	—		586
Total Deferred Credits and Other Noncurrent Liabilities	6,541	1,195	(465)		7,271

Commitments and Contingent Liabilities

Equity
Common stock - $0.01 par value(1)	8	57	(57)	(s)	8
Additional paid-in capital	12,299	1,443	(1,443)	(s)	12,299
Treasury Stock	(987)	—	—		(987)
Earnings reinvested	2,697	1,027	(1,039)	(h)(p) (s)	2,685
Noncontrolling interest	—	3	—		3
Accumulated other comprehensive loss	(152)	(3)	3	(s)	(152)
Total Equity	13,865	2,527	(2,536)		13,856

Total Liabilities and Equity	$34,107	$5,861	$(3,028)		$36,940
(1)1,560,000 shares authorized, 770,013 shares issued and 735,765 shares outstanding at March 31, 2022

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of the financial statements.

Notes to Unaudited Pro Forma Financial Statements
(Millions of Dollars, except share data)

Note 1. Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Statement of Income (Pro Forma Statement of Income) for the year ended December 31, 2021 has been derived from the historical Condensed Consolidated Statement of Income of PPL for the year ended December 31, 2021 and the historical Statement of Operations and Comprehensive Income of Narragansett Electric for the year ended March 31, 2022. The Pro Forma Statement of Income for the three months ended March 31, 2022 has been derived from the historical Condensed Consolidated Statement of Income of PPL for the three months ended March 31, 2022 and from the historical Statement of Operations and Comprehensive Income of Narragansett Electric for the year ended March 31, 2022. The Pro Forma Statements of Income have been adjusted to give effect to the Acquisition as if it occurred on January 1, 2021. Because PPL and Narragansett Electric have different fiscal years, the financial information of Narragansett Electric included in the Pro Forma Statement of Income for the three months ended March 31, 2022 is also included in the Pro Forma Statement of Income for the year ended December 31, 2022

The unaudited Pro Forma Condensed Consolidated Balance Sheet (Pro Forma Balance Sheet) has been derived from the historical March 31, 2022 Condensed Consolidated Balance Sheet of PPL and the historical March 31, 2022 Balance Sheet of Narragansett Electric, as adjusted to give effect to the Acquisition.

References included in the Pro Forma Financial Statements above are discussed in Note 4.

Note 2. Consideration Paid for the Acquisition

The consideration for the Acquisition consisted of approximately $3.8 billion in cash and approximately $1.5 billion of long-term debt assumed through the transaction. The fair value of the consideration paid for Narragansett Electric is as follows (in billions):

Aggregate enterprise consideration	$5.3
Less: fair value of assumed long-term debt outstanding	1.5
Total cash consideration	$3.8

The $3.8 billion total cash consideration paid was funded with cash on hand.

Note 3. Purchase Price Allocation

The operations of Narragansett Electric are subject to the accounting for certain types of regulation as prescribed by GAAP. The carrying value of Narragansett Electric’s assets and liabilities subject to rate-setting and cost recovery provisions provide revenues derived from costs, including a return on investment of assets and liabilities included in rate base. As such, the fair values of these assets and liabilities equal their carrying values. Accordingly, neither the assets acquired or liabilities assumed, nor the unaudited pro forma financial information presented, reflect any adjustments related to these amounts.

The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed was $1,595 million, which has been recorded as goodwill.

The table below shows the preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of March 31, 2022. The allocation is subject to change upon closing and during the subsequent one-year measurement period as additional information is obtained about the facts and circumstances that existed at closing. The items pending finalization include, but are not limited to, final working capital adjustments and the valuation of defined benefit plans. As a result, the amount of goodwill included below may change by a material amount as PPL finalizes the allocation of the purchase price.

March 31, 2022
Assets

Current Assets
Cash and Cash Equivalents	$64
Accounts Receivable(1)	256
Unbilled Revenues	56
Fuel, materials and supplies	50
Other Current Assets	151
Total Current Assets	577

Noncurrent Assets
Property, Plant and Equipment	3,983
Regulatory Assets	437
Goodwill	1,595
Pension benefit asset	40
Other Noncurrent Assets	23
Total Noncurrent Assets	6,078

Total Assets	$6,655

Liabilities

Current Liabilities
Long-Term Debt Due Within One Year	$14
Accounts Payable	206
Taxes	43
Interest	16
Regulatory Liabilities	177
Other Current Liabilities	149
Total Current Liabilities	605

Noncurrent Liabilities
Long-Term Debt	1,496
Accrued pension obligations	9
Asset retirement obligations	10
Regulatory Liabilities	616
Other Deferred Credits and Noncurrent Liabilities	97
Noncurrent Liabilities	2,228

Total Purchase Price (Balance Sheet Net Assets)	$3,822

(1) Amount represents net fair value as of March 31, 2022. The gross contractual amount is $318 million. Cash flows not expected to be collected as of March 31, 2022 are $62 million.

Note 4. Transaction Accounting Adjustments and Other Information

(a)Other operation and maintenance expense includes $10 million of non-recurring transaction costs incurred by PPL related to the Acquisition.
(b)Narragansett Electric did not incur any non-recurring transaction costs related to the Acquisition.
(c)Represents accrued acquisition transaction costs of $18 million ($13 million net of tax) for expected remaining costs as of December 31, 2021. The tax effect of the transaction was estimated using a statutory tax rate of 28.9%.
(d)Other operation and maintenance expense includes $2 million of non-recurring transaction costs incurred by PPL related to the Acquisition.
(e)Represents accrued acquisition transaction costs of $16 million ($11 million net of tax) for expected remaining costs as of March 31, 2022. The tax effect of the transaction was estimated using a statutory tax rate of 28.9%.

(f)Includes cash consideration paid of $3.8 billion, including estimated working capital adjustments, for the purchase of Narragansett Electric, offset by an increase of $56 million for Narragansett Electric’s intercompany money pool which was settled as cash upon acquisition.
(g)The balances are net of Narragansett Electric’s recorded reserves and represent net fair value as of the balance sheet date.
(h)Includes a $1 million allowance and a cumulative-effect adjustment to earnings reinvested for the adoption of the Current Expected Credit Loss model by Narragansett Electric to conform to PPL’s established accounting policies. The income statement impact on the Pro Forma Condensed Consolidated Statement of Income was immaterial.
(i)Narragansett Electric’s accounts receivable from affiliates of $38 million were netted against Narragansett Electric’s accounts payable to affiliates of $69 million and reclassified to third party accounts payable.
(j)Exclusion of prepaid and current assets for uncertain tax positions which were not acquired by PPL as part of the Acquisition.
(k)Represents goodwill resulting from the Acquisition as of the March 31, 2022 Pro Forma Balance Sheet.
(l)Exclusion of certain pension assets that were not acquired by PPL as part of the Acquisition.
(m)As a result of the transaction being an asset acquisition for tax purposes, PPL did not recognize assets for uncertain tax positions previously recorded on Narragansett Electric’s financial statements.
(n)Represents reclassification of affiliate payables of $69 million and affiliate receivables of $38 million, which have been netted and shown as third party accounts payable.
(o)Narragansett Electric’s net accounts payable to affiliates of $69 million were reclassified to third party accounts payable.
(p)Represents accrued acquisition transaction costs of $16 million ($11 million net of tax) and the associated increase in taxes payable of $5 million.
(q)As a result of the transaction being an asset acquisition for tax purposes, Narragansett Electric’s net deferred tax liability of $428 million will not be assumed by PPL. Additionally, certain assets acquired and liabilities assumed in the Acquisition do not have tax basis. As a result, PPL recorded a deferred tax asset of $36 million, which is being presented as an offset to PPL’s deferred tax liability.
(r)Exclusion of certain pension obligations not assumed by PPL as part of the Acquisition.
(s)Represents the removal of Narragansett Electric’s historical equity as any difference between net assets and the purchase price was recorded as goodwill.